As filed with the Securities and Exchange Commission on September
17, 1997
                 Registration Statement No. 33-____________

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

               AMERICAN NATIONAL BANKSHARES INC.
     (Exact name of Registrant as specified in its Charter)

      Virginia                                    54-1284688
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
     incorporation or organization)
                      Post Office Box 191
                   Danville, Virginia  24543
  (Address of principal executive office, including zip code)

               AMERICAN NATIONAL BANKSHARES INC.
                       STOCK OPTION PLAN
                    (Full title of the Plan)

                       Charles H. Majors
             President and Chief Executive Officer
                  American National Bankshares
                      Post Office Box 191
                   Danville, Virginia  24543
(Name, address and telephone number including, area code, of age nt for service)

                        With copies to:
                    Kenneth J. Alcott, Esq.
                       Hunton & Williams
                  Riverfront Plaza, East Tower
                      951 East Byrd Street
                 Richmond, Virginia  23219-4074
                          804-788-8200

                CALCULATION OF REGISTRATION FEE
                            Proposed    Proposed
   Title of     Amount to    maximum     maximum    Amount of
  securities       be       offering    aggregate  registration
    to be      registered     price     offering       fee
  registered                   per      price(1)
                            share(1)
Common Stock,    150,000     $28.00    $4,200,000     $1,273
par value        shares
$1.00 per
share

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h)(1) on the basis of $28 per share, which was the average of the high and low sales prices of the Common Stock as reported on the OTC Bulletin Board on September 10, 1997.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American National
Bankshares Inc. (the "Company") with the Commission (file No. 000-12820) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997 and June 30, 1997; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Virginia Stock Corporation Act, the Amended and Restated Articles of Incorporation of the Company (the "Articles") eliminate all liability of the company's directors and officers for monetary damages to the Company or its shareholders except in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles also require indemnification of any person against liability incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the event of willful misconduct or a knowing violation of the criminal law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Form S-3, filed August 20,
     1997).

4.2 Bylaws of the Company (Incorporated herein by reference from Form S-3 filed August 20, 1997).

4.3  American National Bankshares Inc. Stock Option Plan

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Arthur Andersen LLP.

24 Power of Attorney for Officers and Directors (included on page II-5 of the Registration Statement).


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                              (i)  To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act of 1933, as amended (the
                    "Securities Act");

                              (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregte offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                              (iii)     To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                        POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Charles H. Majors, President and Chief Executive Officer, American National Bankshares Inc., P.O. Box 191, Danville, Virginia 24543 and Kenneth J. Alcott, Esq., Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, to sign in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement and appoints such persons, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the Registration Statement and American National Bankshares Inc. hereby confers like authority to sign and file on its behalf.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danville, Virginia, on this 19th day of August, 1997.


                              AMERICAN NATIONAL BANKSHARES INC.
                                        (Registrant)


                              By        /s/ Charles H. Majors
                                   Charles H. Majors, President
and
                                   Chief Executive Officer




     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 19th day of August, 1997.


          Signature                Title


  By/s/ Charles H. Majors            President, Chief Executive
      Charles H. Majors                 Officer and Director

  By   /s/ David Hyler              Senior Vice President, Chief
         David Hyler                Financial Officer, Secretary
                                           and Treasurer
  By/s/ Willie G. Barker, Jr.                 Director
    Willie G. Barker, Jr.

  By/s/ Richard G. Barkhouser                 Director
    Richard G. Barkhouser

  By/s/ B. Carrington Bidgood                 Director
    B. Carrington Bidgood

  By  /s/ Fred A. Blair                       Director
        Fred A. Blair

  By/s/ Ben J. Davenport, Jr.                 Director
    Ben J. Davenport, Jr.

  By   /s/ H. Dan Davis                       Director
         H. Dan Davis

  By/s/ Lester A. Hudson, Jr.                 Director
    Lester A. Hudson, Jr.

  By/s/ E. Budge Kent, Jr.                    Director
      E. Budge Kent, Jr.

  By                                          Director
     Fred B. Leggett, Jr.

  By /s/ James A. Motley                      Director
       James A. Motley

  By/s/ Claude B. Owen, Jr.                   Director
     Claude B. Owen, Jr.

  By                                          Director
     Landon R. Wyatt, Jr.



               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                      ____________________







                            EXHIBITS

                           filed with

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                             UNDER

                   THE SECURITIES ACT OF 1933


                      ____________________







               AMERICAN NATIONAL BANKSHARES INC.
                       STOCK OPTION PLAN
                    (full title of the plan)



                                             EXHIBIT INDEX


                                                  Sequentially
    Exhibit No.       Description                 Numbered Page


        4.1           Articles of Incorporation
                      of the Company
                      (Incorporated herein by
                      reference from Form S-3
                      filed August 20, 1997).

        4.2           Bylaws of the Company
                      (Incorporated by
                      reference from Form S-3
                      filed August 20, 1997).

        4.3           American National
                      Bankshares Inc. Stock
                      Option Plan

         5            Opinion of Hunton &
                      Williams as to the
                      legality of the
                      securities being
                      registered.

        23.1          Consent of Hunton &
                      Williams (included in the
                      opinion filed as Exhibit
                      5 to the Registration
                      Statement).

        23.2          Consent of  Arthur
                      Andersen, LLP.


         24           Power of Attorney for
                      Officers and Directors
                      (included on page II-5 of
                      the Registration
                      Statement).





















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